Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 11, 1999 on the August 31, 1999 and 1998 financial statements of Advanced Knowledge, Inc. and July 28, 2000 on the May 31, 2000 financial statements of Becor Communications, Inc. in the Amended Registration Statement Form SB-2 (Amendment No. 1) of Becor Communications, Inc. for the registration of 3,200,000 shares of its common stock.




/s/ Farber & Hass LLP

Oxnard, California
January 6, 2000